UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2016

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2016, PEDEVCO CORP. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with National Securities Corporation (“NSC”), a wholly owned subsidiary of National Holdings Corporation (NasdaqCM:NHLD), pursuant to which the Company may issue and sell shares of its common stock, $0.001 per share, having an aggregate offering price of up to $2,000,000 (the “Shares”) from time to time, as the Company deems prudent, through NSC (the “Offering”). Also, on September 29, 2016, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing shelf registration statement, which became effective on November 5, 2013 (File No. 333-191869).
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, NSC may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE MKT, on any other existing trading market for the Company’s common stock or sales made to or through a market maker.
With the Company’s prior written approval, NSC may also sell the Shares by any other method permitted by law, including in negotiated transactions. The Company may elect not to issue and sell any Shares in the Offering and the Company or NSC may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. NSC will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the NYSE MKT.
The Company has agreed to pay NSC commissions for its services in acting as agent in the sale of the Shares in the amount equal to 3.0% of the gross sales price of all Shares sold pursuant to the Agreement. The Company also agreed to pay various expenses in connection with the offering, including reimbursing up to $30,000 of NSC’s legal fees, which is to be paid in three (3) installments as follows: (a) $10,000 on the date of the parties’ entry into the Sales Agreement, (b) $10,000 on the date that is thirty (30) days from the date of the Sales Agreement, and (c) the balance due (not to exceed $10,000) on the date that is sixty (60) days from the date of the Sales Agreement. The Company has also agreed to provide NSC with customary indemnification and contribution rights.
The Company intends to use the net proceeds from the offering, if any, to fund development and for working capital and general corporate purposes, including general and administrative purposes. The Company is not obligated to make any sales of common stock under the Sales Agreement, and no assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it will sell, or the dates on which any such sales will take place.
A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
A copy of the opinion of The Loev Law Firm, PC, relating to the legality of the Shares that may be issued pursuant to the Sales Agreement and the Prospectus Supplement is attached as Exhibit 5.1 to this Current Report on Form 8-K.
The Shares are registered pursuant to an effective shelf Registration Statement on Form S-3 (File No. 333-191869) and offerings for the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

Date: September 29, 2016	By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

EXHIBIT INDEX

ExhibitNo.	Description

1.1	At Market Issuance Sales Agreement, dated September 29, 2016, by and among PEDEVCO CORP. and National Securities Corporation

5.1	Opinion of The Loev Law Firm, PC, dated September 29, 2016

23.1	Consent of The Loev Law Firm, PC (contained in Exhibit 5.1 above)